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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 3 to the Registration Statement (Form S-4 No. 333-154840) and related Prospectus of Fleetwood Enterprises, Inc. for the registration of up to $103,000,000 of Senior Secured Notes due 2011 and up to 14,000,000 shares of common stock of Fleetwood Enterprises, Inc. and to the incorporation by reference therein of our report dated July 8, 2008, except for: (i) Notes 20 and 21, as to which the date is October 29, 2008; and (ii) the first four paragraphs of Note 1, as to which the date is November 25, 2008 with respect to the consolidated financial statements and related schedule for the year ended April 27, 2008 of Fleetwood Enterprises, Inc., included in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 28, 2008.

                      /s/ Ernst & Young LLP

Orange County, California
December 5, 2008

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  Exhibit 23.1